UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 23, 2014

Date of Report (Date of earliest event reported)

SUNSHINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

102 West Baker Street Plant City, Florida	33564-9056
(Address of principal executive offices)	(Zip Code)

(813) 752-6193

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 23, 2014, Sunshine Bancorp, Inc. (the “Company”) announced that the Company and its wholly owned subsidiary, Sunshine State Bank (the “Bank”), have hired Bruce R. Carr as Executive Vice President and Chief Lending Officer of the Bank. A copy of the Company’s October 23, 2014 News Release, is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Mr. Carr, age 59, served as Senior Vice President/Senior Business Banker over the past seven years with First Citrus Bank, Tampa, Florida. Prior thereto, he spent 23 years with the Bank of Lancaster County (now PNC Bank) in Lancaster, Pennsylvania. At that financial institution, he was the middle market team leader directly responsible for supervising a staff of twelve employees at the $1.6 billion financial institution.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press release dated October 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BANCORP, INC.

Date: October 27, 2014	By:	/s/ Vickie Houllis
Vickie Houllis, CPA
Senior Vice President and Treasurer

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